EXHIBIT 5

               OPINION OF ATLAS, PEARLMAN, TROP & BORKSON, PA.

                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                ATTORNEYS AT LAW

                           Direct Line: (954) 766-7816




                                 March 31, 1997


Workforce Systems Corp.
269 Cusick Road
Suite C-2
Alcoa, Tennessee 37701

      Re:   Workforce Systems Corp. (the "Company")
            Registration Statement
            on Form SB-2 (File No. 333-11169)

Dear Sir/Madam:

      We have acted as special counsel to Workforce Systems Corp., a Florida corporation, in connection with the registration by the Company of 325,334 shares of Common Stock, par value $.001 per share (the "Securities") to be sold by certain Selling Securityholders as set forth in the above Registration Statement.

      In our capacity as such counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including the instruments and agreements pursuant to which the Securities were issued. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.





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Workforce Systems Corp.
March 31, 1997
Page 2



      Based upon the foregoing, it is our opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida; and

      2.  The Securities are legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.





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